SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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AQUAMER, INC.

(Name of Registrant as Specified In Its Charter)

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AQUAMER, INC.
510 Turnpike Street
North Andover, MA  01845

                                                                                May __, 2007

To our Stockholders:

            Enclosed, please find an Information Statement providing information to you regarding the following corporate action taken by our Board of Directors and the holders of the majority of the issued and outstanding common stock (the "majority stockholders") of Aquamer, Inc.:

                        Approving an amendment to our Certificate of Incorporation to: (1) change the name of our corporation to Aquamer Medical Corp.;
                        and (2) increase the number of authorized shares of our common stock from 30,000,000 shares to 200,000,000 shares.

            The majority stockholders and our Board of Directors have also authorized our officers to fix the record date for the changes to our Certificate of Incorporation and to execute documents and take other action as is necessary to effect the authorized action.

            The written consent of the majority stockholders assures that the above action will occur without your vote. Your vote is not required to approve this action, and the enclosed Information Statement is not a request for your vote or a proxy statement. This Information Statement is being provided only to inform you of the action that has been taken.

                                                                                                                                Very truly yours,

                                                                                                                                Aquamer, Inc.

                                                                                                                                /s/ Marshall Sterman
                                                                                                                                President

INFORMATION STATEMENT

AQUAMER, INC.
 510 Turnpike Street
  North Andover, MA 01845

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

            This Information Statement is first being furnished on or about May __, 2007 to the holders of record as of the close of business on April 30, 2007 (the "Record Date") of the  common stock of Aquamer, Inc. ("Aquamer," "we," or "us" or the "Company").  Our Board of Directors has approved, and a total of eleven (11) stockholders owning 15,254,820 shares of our common stock outstanding as of April 30, 2007 have consented in writing to the actions described below. Such approval and consent constitutes the approval and consent of a majority of the total combined voting power of our outstanding common stock and is sufficient under the Delaware General Corporation Law and our Certificate of Incorporation and Bylaws to approve the action. Accordingly, the actions will not be submitted to the other stockholders of Aquamer for a vote. This Information Statement is being furnished to stockholders to provide them with certain information concerning the actions in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.

            The date of the Information Statement is May __, 2007.

GENERAL

            We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

            We will only deliver one Information Statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. We will promptly deliver a separate copy of this Information Statement to a security holder at a shared address to which a single copy of the document was delivered upon oral or written request to:

           Aquamer, Inc.
           510 Turnpike Street
           North Andover, MA 01845
           Telephone No.:  (978) 557-1001

            Security holders may also address future requests for separate delivery of information statements and/or annual reports by contacting us at the address listed above.

INFORMATION ON CONSENTING STOCKHOLDERS

            Pursuant to our Bylaws and the Delaware General Corporation Law, a vote by the holders of at least a majority of the voting power of our outstanding capital stock is required to effect the actions described herein. Our Certificate of Incorporation does not authorize cumulative voting. As of the Record Date, we had ÂÂÂ28,504,176 shares of common stock outstanding. Each share of common stock is entitled to one (1) vote. Of the total issued and outstanding shares, more than 50%, or 14,252,089, is required to pass any stockholder resolution. The consenting majority stockholders of Aquamer, Inc. are the owners of 15,254,820 shares of common stock representing a total of 53.5% of the total voting power as of the Record Date. Pursuant to Section 228(a) of the Delaware General Corporation Law, the consenting majority stockholders voted in favor of the actions described herein in a written consent dated May 4, 2007. The consenting stockholders' names and shares voted are as follows:

Name of Consenting Stockholder	Shares of Common Stock Voted by Consent

Marshall Sterman (1)(3)(4)	19,254
Steven Preiss (2)	4,476,376
Maria DeVito	4,476,375
Mayflower Group, LTD (3)	288,799
Dorothy Myerson (4)	288,799
Patricia Jenkins (5)	1,617,289
Brooks Venture LLC (5)	967,492
Jester, LLC (5)	967,492
Phillips Capital (5)	967,492
Paula Cammarata	752,254
Econcapital, LLC	433,198

Total	15,254,820

(1)   Mr. Sterman is the President and Chief Executive Officer and a member of the Board of Directors of Aquamer, Inc.
(2)   Mr. Preiss is a member of the Board of Directors of Aquamer, Inc.
(3)   Mr. Sterman is President of Mayflower Group, LTD.
(4)   Ms. Myerson is the spouse of Mr. Sterman.
(5)   Ms. Patricia Jenkins is the principal owner of Brooks Venture LLC, Jester, LLC and Phillips Capital.

PROPOSALS BY SECURITY HOLDERS

            None

EXECUTIVE COMPENSATION

             During the three year period ended December 31, 2006, we did not pay any cash or other compensation to our officers or directors.

DIRECTORS' COMPENSATION

             Directors who are also employees receive no additional compensation for attendance at board meetings. Our directors will be reimbursed for reasonable expenses incurred in attending meetings. No directors' fees have been paid to date.

STOCK OPTION PLAN

            We do not have a stock option plan.

EMPLOYMENT AGREEMENTS

            We are not a party to any employment agreements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table describes certain information regarding certain individuals who beneficially owned our common stock on April 30, 2007. In general, a person is considered a beneficial owner of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose of such security. A person is also considered to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.

            The individuals included in the following table are people who we know beneficially own or exercise voting control over 5% or more of our common stock; each of our officers and directors; and all executive officers and directors as a group.

Name and address	Common Shares Owned		% Common Shares Owned

Marshall Sterman	596,853	(1)	2.1%
c/o Aquamer, Inc. 510 Turnpike Street North Andover, MA 01845
Officer and Director

Steven Preiss	4,476,376		15.7%
c/o Aquamer, Inc.
510 Turnpike Street
North Andover, MA 01845
Director

Maria DeVito	4,476,375		15.7%
116 Bridges Lane
North Andover, MA 01845

Patricia Jenkins	4,519,765	(2)	15.9%
30 Coachman's Lane
North Andover, MA 01845

Frank LaLoggia	3,400,609		11.9%
Via Collina 40
Monte Firdolfi S. Casciano
Florence, 50026, Italy

All Officers and Directors	5,073,229		17.8%
(-2- persons) as a group

            (1) Includes 288,799 shares owned by Mr. Sterman's spouse; and 288,799 shares owned by The Mayflower Group, LTD.
            (2) Includes 967,492 shares owned by Jester, LLC; 967,492 shares owned by Brooks Ventures, LLC; and 967,492 shares owned by Phillips Capital, all of which are companies principally owned by Ms. Jenkins.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Our Certificate of Incorporation and Bylaws indemnify our directors and officers to the fullest extent permitted by Delaware corporation law.  Insofar as indemnification for liability arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers, and controlling persons, we are aware that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            Prior to the acquisition of Aquamer by Bellacasa Productions, Inc. in January 2005, our Director and former President, Steven Preiss executed an unsecured $29,000 promissory note payable to Aquamer. The note bears interest at 4% and is payable on demand. As of March 31, 2007, the total balance outstanding, including interest of $6,044, was $35,044. Interest accrued for the three months ended March 31, 2007 was $290 and for the years ended December 31, 2006 and 2005 was $1,160 in each year.

 NOTICE TO STOCKHOLDERS OF ACTIONS APPROVED BY CONSENTING STOCKHOLDERS

            The following action was taken based upon the unanimous recommendation by our Board of Directors and the written consent of the consenting stockholders. Such consent is attached hereto as Exhibit A.

                                                Amendment to Certificate of Incorporation

            The Board of Directors and the consenting majority stockholders unanimously adopted and approved an amendment to our Certificate of Incorporation to: (1) change the name of our corporation to Aquamer Medical Corp. and (2) increase our authorized shares of common stock from 30,000,000 shares to 200,000,000 shares (the "Amendment").

            The text of the Amendment is attached to this Information Statement as Exhibit B. The Amendment will become effective once it is filed with the Secretary of State of Delaware. Under federal securities laws, we cannot file the Amendment until at least 20 days after mailing this Information Statement to our stockholders.

            Upon filing the Amendment with the Secretary of State of Delaware, our corporate name will be Aquamer Medical Corp. and our authorized shares of common stock will increase from 30,000,000 shares to 200,000,000 shares.

            (1) Change of Corporate Name

            We believe that the new corporate name Aquamer Medical Corp. will better reflect the nature and scope of our current business and product development in the medical fields of dermatology, urology and gastroenterology than our current name, Aquamer, Inc.  The new corporate name will also be more closely identified with our website, www.aquamermedical.com.

            (2) Increase in Authorized Shares

            We believe that an increase in the number of authorized shares of our common stock is prudent in order to assure that a sufficient number of shares of our common stock is available for issuance in the future if our Board of Directors deems it to be in our and our stockholders' best interests. A total of 170,000,000 additional shares of common stock has been determined by our Board of Directors to be a reasonable estimate of what might be required in this regard for the foreseeable future to accommodate fundraising and other opportunities involving the issuance of our common stock. Immediately following this increase, we will have approximately 171,495,824 shares of common stock authorized but unissued and available for issuance.

            The authorized but unissued shares of our common stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financings or acquisition transactions or as compensation for services.

            Our Board of Directors will be able to authorize the issuance of shares for these transactions without the necessity, and related costs and delays, of either calling a special stockholders' meeting or waiting for a regularly scheduled meeting of stockholders in order to increase the authorized capital. If in a particular transaction stockholder approval were required, by law or any stock exchange rules or were otherwise deemed advisable by the Board of Directors, then the matter would be referred to the stockholders for their approval notwithstanding that we may have the requisite number of voting shares to consummate the transaction without such stockholder approval.

            The Amendment is not intended to have any anti-takeover effect. However, our stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of our company or the Board of Directors more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board of Directors currently has no intention of doing so, shares of common stock could be issued by the Board of Directors to dilute the percentage of common stock owned by any stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board of Directors or to meet the voting requirements imposed by Delaware law with respect to a merger or other business combination involving our company. We have no present intention to use the increased authorized common stock for anti-takeover purposes.

AVAILABLE INFORMATION

            We are subject to the informational requirements of the Securities Exchange Act and must file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, information statements and other information we file with the Commission can be inspected and copied at the Commission Public Reference Room, 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The Commission also maintains a website (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, like us, which file electronically with the Commission.

SIGNATURE

            Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

/s/ Marshall Sterman
Marshall Sterman
President and Chief Executive Officer

May__, 2007
North Andover, MA 01845

 EXHIBIT A

JOINT WRITTEN CONSENT
of the
BOARD OF DIRECTORS AND MAJORITY STOCKHOLDERS
of
AQUAMER, INC.,
 a Delaware corporation

            The undersigned, being all of the members of the Board of Directors and the holders of at least a majority of the issued and outstanding shares of common stock of Aquamer, Inc., a Delaware corporation (the "Corporation"), acting pursuant to the authority granted by Sections 141(f) and 228(a) of the Delaware General Corporation Law, and the By-Laws of the Corporation, do hereby adopt the following resolution by written consent as of May 4, 2007:

            AMENDMENT TO CERTIFICATE OF INCORPORATION

            WHEREAS, it is proposed that the Corporation amend its Certificate of Incorporation, substantially in the form of Exhibit B attached hereto (the "Amendment"), in order to (1) change the name of the Corporation to Aquamer Medical Corp. and (2) increase the Corporation's number of authorized shares of common stock from thirty million (30,000,000) shares to two hundred million (200,000,000) shares;

            WHEREAS, it is deemed to be in the best interests of the Corporation and its stockholders to approve the Amendment;

            NOW, THEREFORE, BE IT RESOLVED, that the Amendment be, and hereby is, approved in all material respects;

            RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to prepare and file with the Securities and Exchange Commission a Schedule 14C Information Statement (the "Schedule 14C") informing the stockholders of the Corporation who are not signatory hereto of the action taken hereby;

            RESOLVED FURTHER, that, upon effectiveness of the Schedule 14C, any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Secretary of State of Delaware the Amendment, in accordance with applicable law;

            RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions; and

            RESOLVED FURTHER, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

            This Written Consent shall be added to the corporate records of the Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held.

            [SIGNATURES FOLLOW]

            This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Written Consent.

            Dated: May 4, 2007

            DIRECTORS:

            __________________________
            Marshall Sterman

            __________________________
            Steven Preiss

            CONSENTING MAJORITY STOCKHOLDERS:

            __________________________
            Marshall Sterman

            __________________________
            Steven Preiss

            __________________________
            Maria DeVito

            __________________________
            Dorothy Myerson

            __________________________
            The Mayflower Group, LTD
            By: Marshall Sterman

            __________________________
            Paula Cammarata

            __________________________
            Patricia Jenkins

            __________________________
            Brooks Venture LLC
            By: Patricia Jenkins

            __________________________
            Jester, LLC
            By: Patricia Jenkins

            __________________________
            Phillips Capital
            By: Patricia Jenkins

            __________________________
            Econcapital, LLC
            By: Harry Pack

EXHIBIT B

STATE of DELAWARE
AMENDMENT
to
CERTIFICATE of INCORPORATION
of
AQUAMER, INC.

            First: The Board of Directors of Aquamer, Inc., a Delaware corporation, acting by written consent in accordance with Section 141(f) of the Delaware General Corporation Law, duly adopted resolutions setting forth the proposed amendment to the Certificate of Incorporation (the "Certificate") of said Corporation, declaring said amendment to be in the best interests of the Corporation and its stockholders. The resolutions setting forth the proposed amendment are substantially as follows:

            NOW, THEREFORE, BE IT RESOLVED,

            First: That Article One of the Certificate of Incorporation of the Corporation be amended and restated in its entirety to read as follows:

            ARTICLE One

            NAME

            The name of the corporation is Aquamer Medical Corp. (the "Corporation").

            Second: That Article Four, Section 1 of the Certificate of Incorporation of the Corporation be amended and restated in its entirety to read as follows:

            ARTICLE Four

            CAPITALIZATION, PREEMPTIVE RIGHTS AND VOTING

            Section 1.   Authorized Shares.  The Corporation shall have authority to issue two classes of shares to be designated respectively, "Common Stock" and "Preferred Stock."  The total number of shares of capital stock, which the Corporation shall have authority to issue, is TWO HUNDRED TEN MILLION (210,000,000), of which TWO HUNDRED MILLION (200,000,000) shall be Common Stock and TEN MILLION (10,000,000) shall be Preferred Stock.  Each share of Common Stock shall have a par value of $.0001, and each share of Preferred Stock shall have a par value of $.0001.

            The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series, at the discretion of the Board of Directors without Stockholder approval, with each such series to consist of such number of shares and to have such voting powers (whether full or limited, or no voting powers) and such designations, powers, preferences and relative, participating, optional, redemption, conversion, exchange or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors prior to the issuance thereof.  The Board of Directors is hereby expressly vested with the authority, to the fullest extent now or hereafter provided by law, to adopt any such resolution or resolutions.  Each share of any series of preferred Stock shall be identical with all other shares of such series, except as to the date from which dividends, if any, shall accrue.

            Third: That concurrently therewith, acting by written consent, the holders of at least a majority of the voting power of the issued and outstanding shares of the Corporation's capital stock consented to the foregoing amendment in accordance with Section 228(a) of the Delaware General Corporation Law.

            Fourth: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

            Fifth: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

            IN WITNESS WHEREOF, the undersigned Corporation has caused this Amendment to the Certificate of Incorporation to be signed by a duly authorized officer as of May__, 2007.

                            By:       ___________________________
                                        Marshall Sterman
                                        President and Chief Executive Officer